                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-12

                            REX Stores Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


    1) Title of each class of securities to which transaction applies:


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    2) Aggregate number of securities to which transaction applies:


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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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    4) Proposed maximum aggregate value of transaction:


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    5) Total fee paid:


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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:


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    2) Form, Schedule or Registration Statement No.:


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    3) Filing Party:


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    4) Date Filed:


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
                               [REX STORES LOGO]

                             REX STORES CORPORATION
                               2875 NEEDMORE ROAD
                               DAYTON, OHIO 45414
                              -------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 26, 2005

    The Annual Meeting of Shareholders of REX Stores Corporation will be held at the Dayton Racquet Club, Kettering Tower, Dayton, Ohio on Thursday, May 26, 2005, at 2:00 p.m., for the following purposes:

        1. Election of seven members to the Board of Directors to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified.

        2. Transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

    Only shareholders of record at the close of business on April 21, 2005 will be entitled to notice of and to vote at the Annual Meeting.

    All shareholders are cordially invited to attend the Annual Meeting in person.

                                          By Order of the Board of Directors

                                          EDWARD M. KRESS

                                          EDWARD M. KRESS
                                          Secretary

Dayton, Ohio
April 28, 2005

    -----------------------------------------------------------------------
       WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.
    -----------------------------------------------------------------------

                             REX STORES CORPORATION
                               2875 NEEDMORE ROAD
                               DAYTON, OHIO 45414


                           --------------------------
                                PROXY STATEMENT
                           --------------------------

                                  MAILING DATE
                                 APRIL 28, 2005

                              GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of REX Stores Corporation, a Delaware corporation (the 'Company'), for use for the purposes set forth herein at its Annual Meeting of Shareholders to be held on May 26, 2005 and any adjournments thereof. All properly executed proxies will be voted as directed by the shareholder on the proxy card. If no direction is given, proxies will be voted in accordance with the Board of Directors' recommendations and, in the discretion of the proxy holders, in the transaction of such other business as may properly come before the Annual Meeting and any adjournments thereof. Any proxy may be revoked by a shareholder by delivering written notice of revocation to the Company or in person at the Annual Meeting at any time prior to the voting thereof.

    The Company has one class of stock outstanding, namely Common Stock, $.01 par value, of which there were 11,122,522 shares outstanding as of April 21, 2005. Only holders of Common Stock whose names appeared of record on the books of the Company at the close of business on April 21, 2005 are entitled to notice of and to vote at the Annual Meeting. Each shareholder is entitled to one vote per share.

    A majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Directors are elected by a plurality of the votes cast by the holders of Common Stock at a meeting at which a quorum is present. Abstentions and broker non-votes will not be counted toward a nominee's achievement of a plurality and thus will have no effect. A broker non-vote occurs when a broker submits a proxy with respect to shares held in a fiduciary capacity (or 'street name') that indicates the broker does not have discretionary authority to vote the shares on a particular matter. Brokers normally have discretion to vote shares held in street name on 'routine' matters, such as election of directors, but not on non-routine matters such as approval of stock plans.

FISCAL YEAR

    All references in this Proxy Statement to a particular fiscal year are to the Company's fiscal year ended January 31. For example, 'fiscal 2004' means the period February 1, 2004 to January 31, 2005.

                             ELECTION OF DIRECTORS

    Seven directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Unless otherwise directed, it is the intention of the persons named in the accompanying proxy to vote each proxy for the election of the nominees listed below. All nominees are presently directors of the Company.

    If at the time of the Annual Meeting any nominee is unable or declines to serve, the proxy holders will vote for the election of such substitute nominee as the Board of Directors may recommend. The Company and the Board of Directors have no reason to believe that any substitute nominee will be required.

    Set forth below is certain information with respect to the nominees for director.

    STUART A. ROSE, 50, has been the Chairman of the Board and Chief Executive Officer of the Company since its incorporation in 1984 as a holding company to succeed to the ownership of Rex Radio and Television, Inc., Kelly & Cohen Appliances, Inc. and Stereo Town, Inc. Upon the retirement of Mr. Tomchin in 2004, Mr. Rose was also elected President. Prior to 1984, Mr. Rose was Chairman of the Board and Chief Executive Officer of Rex Radio and Television, Inc., which he founded in 1980 to acquire the stock of a corporation which operated four retail stores.

    LAWRENCE TOMCHIN, 77, retired as the President and Chief Operating Officer of the Company effective January 31, 2004, a position he held since 1990.
Mr. Tomchin remains a part-time employee of, and consultant to, the Company. From 1984 to 1990, he was the Executive Vice President and Chief Operating Officer of the Company. Mr. Tomchin has been a director since 1984. Mr. Tomchin was Vice President and General Manager of the corporation which was acquired by Rex Radio and Television, Inc. in 1980 and served as Executive Vice President of Rex Radio and Television, Inc. after the acquisition.

    ROBERT DAVIDOFF, 78, has been a director since 1984. Mr. Davidoff has been employed by Carl Marks & Co., Inc., an investment banking firm, since 1950 and currently is Vice President in charge of corporate finance. Mr. Davidoff is also a director of Hubco Exploration, Inc., Marisa Christina, Inc. and Access Integrated Technologies, Inc.

    EDWARD M. KRESS, 55, has been the Secretary of the Company since 1984 and a director since 1985. Mr. Kress has been a partner of the law firm of Chernesky, Heyman & Kress P.L.L., counsel for the Company, since 1988. Mr. Kress has practiced law in Dayton, Ohio since 1974.

    LEE FISHER, 53, has been a director since 1996. Mr. Fisher is the President and Chief Executive Officer of the Center for Families and Children, a private nonprofit human services organization. Mr. Fisher was a partner of the law firm of Hahn Loeser & Parks LLP from 1995 to 1999. Mr. Fisher served as Ohio Attorney General from 1991 to 1995, State Senator, Ohio General Assembly, from 1983 to 1991, and State Representative, Ohio General Assembly, from 1981 to 1983. Mr. Fisher practiced law with Hahn Loeser & Parks from 1978 to 1991.

    CHARLES A. ELCAN, 41, has been a director since 2003. Mr. Elcan became Executive Vice President -- Medical Office Properties of Health Care Property Investors, Inc. (HCP), a real estate investment trust specializing in health care related real estate, in October 2003. Prior to that date, he served as the Chief Executive Officer and President of MedCap Properties, LLC, a real estate company located in Nashville, Tennessee that owns, operates and develops real estate in the healthcare field, which HCP acquired in October 2003. From 1992 to 1997, Mr. Elcan was a founder and investor in

Behavioral Healthcare Corporation (now Ardent Health Services LLC), a healthcare company that owns and operates psychiatric and acute care hospitals.

    DAVID S. HARRIS, 45, has been a director since 2004. Mr. Harris serves as a Managing Director of Tri-Artisan Partners, LLC, a private merchant banking firm engaged in investment banking and principal investment activities. From
May 2001 to December 2001, Mr. Harris served as a Managing Director in the investment banking division of ABN Amro Securities LLC (ABN). From 1997 to
May 2001, Mr. Harris served as a Managing Director and Sector Head of the Retail, Consumer and Leisure Group of ING Barings LLC (ING). The investment banking operations of ING were acquired by ABN in May 2001. From 1986 to 1997 Mr. Harris served in various capacities as a member of the investment banking group of Furman Selz LLC. Furman Selz was acquired by ING in 1997. Mr. Harris is also a director of Steiner Leisure Limited.

BOARD OF DIRECTORS

    The Board of Directors consists of seven directors. The Board has determined that four of the seven directors, Robert Davidoff, Lee Fisher, Charles A. Elcan and David S. Harris, are independent within the meaning of Section 303A.02 of the New York Stock Exchange ('NYSE') Listed Company Manual.

    To be considered independent, the Board must determine that the director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company, including commercial, industrial, banking, consulting, legal, accounting, charitable and family relationships, among others. The Board has established the following guidelines, consistent with Section 303A.02 of the NYSE listing standards, to assist it in determining independence of directors.

      A director who is an employee, or whose immediate family member is an executive officer, of the Company is not independent until three years after the end of such employment relationship.

      A director who receives, or whose immediate family member receives, more than $100,000 during any 12-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 during any 12-month period in such compensation. (Compensation received by an immediate family member for service as a non-executive employee need not be considered in determining independence under this test.)

      A director who is a partner or employee, or whose immediate family member is a partner, or an employee participating in the audit, assurance or tax compliance (but not tax planning) practice, of the Company's internal or external auditor, or a director or immediate family member who was within the last three years a partner or employee of such a firm and personally worked on the Company's audit, is not independent.

      A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company's present executives serve on that company's compensation committee is not 'independent' until three years after the end of such service or the employment relationship.

      A director who is an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues, is not 'independent' until three years after falling below such threshold.

    Mr. Elcan's brother provides real estate brokerage services to the Company and has acted as a finder in connection with the Company's investments in synthetic fuel limited partnerships and facilities. The Board has determined that this is not a material relationship affecting Mr. Elcan's independence.

    The Board of Directors held one meeting and took action by unanimous written consent three times during the fiscal year ended January 31, 2005. The average attendance by incumbent directors at Board and Board Committee meetings was 98%.

    Directors are invited and encouraged to attend the Company's annual meeting of shareholders. All directors attended the 2004 Annual Meeting.

    The non-management directors meet at regularly scheduled executive sessions without management. The presiding director for each such executive session is rotated among the chairs of the independent Board committees.

BOARD COMMITTEES

    The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee and the Executive Committee.

    Audit Committee. The Audit Committee assists Board oversight of the integrity of the financial statements of the Company, the Company's compliance with legal and regulatory requirements, the independent accountants' qualifications and independence, and the performance of the Company's internal audit function and independent accountants. The Audit Committee is directly responsible for the appointment, retention and oversight of the work of the Company's independent accountants. The Audit Committee acts pursuant to a written charter. The members of the Audit Committee are Messrs. Harris (Chairman), Davidoff, Fisher and Elcan. All members of the Audit Committee are independent within the meaning of applicable NYSE listing standards and rules of the Securities and Exchange Commission ('SEC'). The Board has determined that Mr. Harris and Mr. Davidoff are each an audit committee financial expert as defined by applicable SEC rules. The Audit Committee met eight times during fiscal 2004.

    Compensation Committee. The Compensation Committee has direct responsibility to review and approve CEO compensation, makes recommendations to the Board with respect to non-CEO compensation and compensation plans, and administers the Company's stock option plans. The Compensation Committee acts pursuant to a written charter. The members of the Compensation Committee are Messrs. Davidoff (Chairman), Fisher, Elcan and Harris. All members of the Compensation Committee are independent within the meaning of applicable NYSE listing standards. The Compensation Committee met two times and took action by unanimous written consent two times during fiscal 2004.

    Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee identifies individuals qualified to become Board members consistent with criteria approved by the Board, recommends for the Board's selection a slate of director nominees for election to the Board at the annual meeting of shareholders, develops and recommends to the Board the Corporate Governance Guidelines applicable to the Company, and oversees the evaluation of the Board and management. The Nominating/Corporate Governance Committee acts pursuant to a written charter. The members of the

Nominating/Corporate Governance Committee are Messrs. Fisher (Chairman), Davidoff, Elcan and Harris. All members of the Nominating/Corporate Governance Committee are independent within the meaning of applicable NYSE listing standards. The Nominating/Corporate Governance Committee was established in March 2004 and did not meet formally in fiscal 2004.

    The Board seeks director candidates who possess the background, skills and expertise to make a significant contribution to the Board, the Company and shareholders. In identifying and evaluating director candidates, the Nominating/Corporate Governance Committee may consider a number of attributes, including experience, skills, judgment, accountability and integrity, financial literacy, time, industry knowledge, networking/contacts, leadership, independence from management and other factors it deems relevant. The Nominating/Corporate Governance Committee reviews the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current directors and specific needs of the Company and the Board. The Nominating/Corporate Governance Committee may solicit advice from the CEO and other members of the Board.

    The Nominating/Corporate Governance Committee will consider director candidates recommended by the Company's shareholders. Shareholders must submit the name of a proposed shareholder candidate to the Nominating/Corporate Governance Committee at the Company's corporate offices by the date specified under 'Shareholder Proposals.'

    Executive Committee. The Executive Committee is empowered to exercise all of the powers and authority of the Board of Directors between meetings of the Board, other than the power to fill vacancies on the Board or on any Board committee and the power to declare dividends. The members of the Executive Committee are Messrs. Rose and Tomchin. The Executive Committee met informally throughout the year and took formal action by unanimous written consent three times during fiscal 2004.

CODE OF ETHICS, CORPORATE GOVERNANCE GUIDELINES AND COMMITTEE CHARTERS

    The Company has adopted a Code of Business Conduct and Ethics applicable to its employees, officers and directors. A copy of the Code of Business Conduct and Ethics has been filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended January 31, 2004 and is posted on the Company's website www.rextv.com.

    The Company has adopted a set of Corporate Governance Guidelines addressing director qualification standards, director responsibilities, director access to management and independent advisors, director compensation and other matters. A copy of the Corporate Governance Guidelines is posted on the Company's website www.rextv.com.

    The charters of the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee are posted on the Company's website www.rextv.com.

    Copies of the Code of Business Conduct and Ethics, Corporate Governance Guidelines and the charters of Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee are available in print to shareholders by contacting Douglas L. Bruggeman, Vice President -- Finance, REX Stores Corporation at (937) 276-3931.

PROCEDURES FOR CONTACTING DIRECTORS

    Shareholders may communicate with the Board, the non-management directors as a group, or a specific director by writing to REX Stores Corporation, 2875 Needmore Road, Dayton, Ohio 45414,

Attention: Board of Directors, Non-Management Directors or [Name of Specific Director]. All communications will be forwarded as soon as practicable to the specific director, or if addressed to the Non-Management Directors to the Chairman of the Audit Committee, or, if addressed to the Board, to the Chairman of the Board or other director designated by the Board to receive such communications.

DIRECTOR COMPENSATION

    Directors who are not officers or employees of the Company are paid an annual retainer of $20,000 per year (plus reasonable travel expenses) and a $5,000 per year retainer if they serve on one or more Board committees. The Chairman of the Audit Committee is paid an additional $5,000 per year retainer.

    Nonemployee directors are eligible to receive grants of stock options under the Company's 1995 and 1999 Omnibus Stock Incentive Plans. Under the Plans, on the date of each annual meeting of the Company's shareholders, each nonemployee director is awarded a nonqualified stock option to purchase a number of shares of Common Stock such that the exercise price of the option multiplied by the number of shares subject to the option is as near as possible to $100,000, but in no event more than 10,000 shares. The exercise price of each nonqualified option is the fair market value of the Common Stock on the date of grant. The options are exercisable in five equal annual installments commencing on the first anniversary of the date of grant and expire ten years from the date of grant. For fiscal 2004, each nonemployee director was granted an option to purchase 8,210 shares at an exercise price of $12.18 per share.

AUDIT COMMITTEE REPORT

    The Audit Committee assists Board oversight of the integrity of the financial statements of the Company. The Audit Committee is comprised of nonemployee directors who meet the independence and financial experience requirements of applicable NYSE listing standards and SEC rules. The Audit Committee operates under a written charter.

    Management has the primary responsibility for the financial statements and the reporting process, including the Company's systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality and the acceptability of the Company's financial reporting and controls.

    The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of the Company's financial reporting and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the auditors' written disclosures required by the Independence Standards Board.

    The Committee also discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee meets periodically with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

    In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2005 for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          DAVID S. HARRIS, Chairman
                                          ROBERT DAVIDOFF
                                          LEE FISHER
                                          CHARLES A. ELCAN

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation awarded to, earned by or paid to the Chief Executive Officer, and to each of the other executive officers of the Company whose total annual salary and bonus exceeded $100,000, for services rendered in all capacities to the Company and its subsidiaries for each of the last three fiscal years.

                                                                                      LONG-TERM
                                                                                     COMPENSATION
                                                                                     ------------
                                                                                        AWARDS
                                                  ANNUAL COMPENSATION                ------------
                                      --------------------------------------------    SECURITIES
          NAME AND                                                OTHER ANNUAL        UNDERLYING         ALL OTHER
     PRINCIPAL POSITION        YEAR   SALARY ($)   BONUS ($)   COMPENSATION ($)(1)   OPTIONS (#)    COMPENSATION ($)(2)
     ------------------        ----   ----------   ---------   -------------------   -----------    -------------------
Stuart A. Rose ..............  2004    154,500      821,689           8,750                  --              --
  Chairman of the Board,       2003    154,500      984,225           8,750                  --              --
  President and Chief          2002    154,500      882,800           8,750                  --              --
  Executive Officer

Douglas L. Bruggeman ........  2004    167,367       43,817              --              35,000             200
  Vice President -- Finance,   2003    148,800       51,500              --              35,000             200
  Chief Financial Officer and  2002    137,500       46,200              --              35,000             200
  Treasurer

---------

(1) Amounts represent the value of use of a company automobile.

(2) Amounts represent employer matching contributions on behalf of the named executive under the Company's Profit Sharing Plan.

EMPLOYMENT AGREEMENTS

    Stuart A. Rose has an employment agreement with Rex Radio and Television, Inc. that provides for an annual salary of $154,500, a cash bonus at the discretion of the Board of Directors, participation in all employee benefit plans and reimbursement for business expenses. The agreement is for a term of three years commencing January 1, 2003 and is automatically renewed for additional one-year terms until Mr. Rose's resignation, death, total disability or termination of employment for cause, unless earlier terminated by either party upon 180 days written notice.

    Lawrence Tomchin has an employment agreement with Rex Radio and Television, Inc. that provides for an annual salary of $77,250, a cash bonus at the discretion of the Board of Directors, participation in all employee benefit plans and reimbursement for business expenses. The agreement is for a term of one year commencing February 1, 2004 and is automatically renewed for additional one-year terms until Mr. Tomchin's resignation, death, total disability or termination of employment for cause, or unless earlier terminated by either party upon 90 days written notice. In fiscal 2004, Mr. Tomchin was paid a salary of $77,250, awarded a cash bonus of $192,070 and provided use of a company automobile valued at $10,750.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth information concerning individual grants of stock options made to the named executive officers during the fiscal year ended January 31, 2005.

                                                                                           POTENTIAL REALIZABLE
                                                                                             VALUE AT ASSUMED
                                                                                              ANNUAL RATES OF
                                                                                                STOCK PRICE
                                                                                               APPRECIATION
                                                    INDIVIDUAL GRANTS                         FOR OPTION TERM
                                 -------------------------------------------------------   ---------------------
                                  NUMBER OF         % OF TOTAL
                                 SECURITIES          OPTIONS
                                 UNDERLYING         GRANTED TO     EXERCISE
                                   OPTIONS         EMPLOYEES IN     PRICE     EXPIRATION
             NAME                GRANTED (#)       FISCAL YEAR      ($/SH)       DATE       5% ($)      10% ($)
             ----                -----------       -----------      ------       ----       ------      -------
Stuart A. Rose.................          --              --             --          --           --          --
Douglas L. Bruggeman...........      35,000(1)         10.7          12.45      6/7/14      274,041     694,473

---------
(1) Nonqualified options granted pursuant to the Company's 1999 Omnibus Stock Incentive Plan. These options become exercisable in five cumulative installments of 20% on each anniversary of the date of grant. The date of grant was June 7, 2004.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth information concerning each exercise of stock options during fiscal 2004 by each of the named executive officers and the fiscal year-end value of unexercised options.

                                                                   NUMBER OF SECURITIES
                                                                  UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                   SHARES                            OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                                  ACQUIRED                             YEAR-END (#)             FISCAL YEAR-END ($)(1)
                                     ON             VALUE       ---------------------------   ---------------------------
             NAME               EXERCISE (#)    REALIZED ($)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----               ------------    ------------    -----------   -------------   -----------   -------------
Stuart A. Rose................     461,275        4,165,078      2,464,250        387,000     21,359,823      2,525,625
Douglas L. Bruggeman..........      14,500          188,730        199,500        111,000      1,536,260        284,515

---------
(1) Unexercised options were in-the-money if the fair market value of the underlying shares exceeded the exercise price of the option at January 31, 2005.

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                       NUMBER OF SECURITIES
                                                                                        REMAINING AVAILABLE
                                                                                        FOR FUTURE ISSUANCE
                                        NUMBER OF SECURITIES                               UNDER EQUITY
                                          TO BE ISSUED UPON       WEIGHTED-AVERAGE      COMPENSATION PLANS
                                             EXERCISE OF         EXERCISE PRICE OF     (EXCLUDING SECURITIES
                                        OUTSTANDING OPTIONS,    OUTSTANDING OPTIONS,       REFLECTED IN
                                         WARRANTS AND RIGHTS    WARRANTS AND RIGHTS         COLUMN(A))
            PLAN CATEGORY                        (a)                    (b)                     (c)
            -------------               ---------------------   --------------------   ---------------------
Equity compensation plans approved by
  security holders(1).................          815,360                $5.13                   108,011
Equity compensation plans not approved
  by security holders(2)..............        4,935,948                $8.12                 1,962,803
                                              ---------                -----                 ---------
    Total.............................        5,751,308                $7.70                 2,070,814
                                              ---------                -----                 ---------
                                              ---------                -----                 ---------

                                                        (footnotes on next page)

(footnotes from previous page)

(1) Includes the Company's 1995 Omnibus Stock Incentive Plan.

(2) Includes the Company's 1999 Omnibus Stock Incentive Plan, the 1998 Nonqualified Executive Stock Options and the 2001 Nonqualified Executive Stock Options.

    Under the 1999 Omnibus Plan, the Company may grant to officers and key employees awards in the form of nonqualified stock options, stock appreciation rights, restricted stock, other stock-based awards and cash incentive awards. The 1999 Omnibus Plan also provides for yearly grants of nonqualified stock options to directors who are not employees of the Company. The exercise price of each option must be at least 100% of the fair market value of the Common Stock on the date of grant. A maximum of 4,500,000 shares are authorized for issuance under the 1999 Omnibus Plan, of which 1,962,803 shares remain available for issuance.

    The 1998 Nonqualified Executive Stock Options and the 2001 Nonqualified Executive Stock Options are individual compensation arrangements. On
    October 14, 1998, nonqualified stock options for 1,462,500 shares were granted to Messrs. Rose and Tomchin at an exercise price of $4.42 per share, which represented the market price on the date of grant, in connection with their entering into three year employment agreements. These options are fully exercisable and outstanding. On April 17, 2001, nonqualified stock options for 1,462,500 shares were granted to Messrs. Rose and Tomchin at an exercise price of $8.01 per share, which represented the market price on the date of grant, in connection with their entering into new three year employment agreements. These options become exercisable in one-third increments on December 31, 2003, 2004 and 2005.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee reviews and approves Chief Executive Officer
(CEO) compensation, makes recommendations to the Board with respect to non-CEO compensation and compensatory plans, and administers the Company's 1995 and 1999 Omnibus Stock Incentive Plans.

EXECUTIVE COMPENSATION POLICIES

    The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining key employees. To achieve this goal, the Company's executive compensation policies integrate base salary with annual bonuses based upon corporate and individual performance, historically supplemented with long-term equity-based incentive awards.

    Base salary is intended to be set at a level below or competitive with the base salaries paid to executives of similarly-sized companies within the industry and the peer group. Salaries for executive officers are reviewed by the Committee on an annual basis, subject to the terms of any existing employment agreements.

    Annual bonuses are intended to comprise a substantial portion of each senior executive officer's annual cash compensation and are based upon corporate financial performance. For fiscal 2004, to reflect tax savings realized from the Company's investments generating income tax credits, the Committee established the amount of the Company's after-tax earnings as a percentage of net sales (the 'After-Tax Earnings Percentage') as the performance measure for determining senior executives' bonuses. In calculating after-tax earnings for this purpose, the Company's effective federal income tax rate cannot go below 0%. Annual bonuses for the executive officers other than senior executives are established by the Chief Executive Officer based on his assessment of the individual's performance.

    Long-term incentive awards are made in the form of annual grants of incentive stock options and nonqualified stock options pursuant to the Omnibus Plans. Stock appreciation rights, restricted stock and other stock-based awards may also be granted under the Plans. The Committee feels that stock options and other stock-based awards are an effective long-term incentive for executive officers to create value for shareholders, since their value bears a direct relationship to the Company's stock price. Stock options are granted at the fair market value of the underlying shares at the date of grant (unless otherwise required by applicable law), and generally vest in installments over multiple years. During fiscal 2004, nonqualified stock options were granted under the 1999 Omnibus Plan to 69 employees, including one executive officer, based primarily on the individual's contribution to the Company's growth and profitability. The Committee does not intend to grant stock options to employees during fiscal 2005.

CEO COMPENSATION

    Stuart A. Rose, the Chairman, President and Chief Executive Officer of the Company, received a base salary of $154,500 in fiscal 2004 pursuant to the terms of his employment agreement.

    Mr. Rose earned a cash bonus of $821,689 for fiscal 2004, compared to his fiscal 2003 cash bonus of $984,225. This decrease was based on the fiscal 2004 After-Tax Earnings Percentage of 4.978% (compared to the fiscal 2003 After-Tax Earnings Percentage of 5.965%). In determining Mr. Rose's cash bonus, the Committee utilized a measure of a $165,000 cash bonus for each After-Tax Earnings Percentage point.

INTERNAL REVENUE CODE SECTION 162(m)

    Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to a public company for compensation paid in excess of $1 million in any taxable year to the corporation's chief executive officer or any of its other named executive officers in the proxy statement. Depending upon the number of options exercised by an executive officer in a particular year and the value of the underlying shares at that time, exercise of the 1998 or 2001 nonqualified executive stock options or the nonqualified options granted under the 1999 Omnibus Plan could result in the individual's annual compensation exceeding the $1 million deduction limitation. For fiscal 2004, a portion of Mr. Rose's compensation exceeded the $1 million deduction limitation.

                                          COMPENSATION COMMITTEE

                                          ROBERT DAVIDOFF, Chairman
                                          LEE FISHER
                                          CHARLES A. ELCAN
                                          DAVID S. HARRIS

PERFORMANCE GRAPH

    Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P 500 Stock Index and two peer groups (new and old) comprised of selected publicly traded consumer electronics retailers (*) for the period commencing January 31, 2000 and ended January 31, 2005. The graph assumes an investment of $100 in the Company's Common Stock and each index on January 31, 2000 and reinvestment of all dividends.

                             [PERFORMANCE GRAPH]

                         1/31/00   1/31/01    1/31/02   1/31/03    1/31/04    1/31/05
REX Stores Corporation      100     129.69     287.3     148.36     189.48     213.02
New Peer Group              100      79.63     120.35     54.89     105.31     115.89
S&P 500                     100      99.11      83.1      63.97      86.09      91.44
Old Peer Group              100     102.05     121        25.96      37.45      28.41

---------

* The new peer group is comprised of Best Buy Co., Inc., Tweeter Home Entertainment Group, Inc., Circuit City Stores, Inc. and Conn's, Inc. The old peer group is comprised of Tweeter Home Entertainment Group, Inc., Ultimate Electronics, Inc. and Conn's, Inc. Ultimate Electronics filed for Chapter 11 bankruptcy protection in January 2005 and was dropped from the new peer group. Best Buy and Circuit City were added since their business operations are similar to the Company's.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following table sets forth, as of April 21, 2005 (the record date for the Annual Meeting), certain information with respect to the beneficial ownership of the Company's Common Stock by each director and nominee for director of the Company, each executive officer of the Company, all directors and executive officers of the Company as a group and those persons or groups known by the Company to own more than 5% of the Company's Common Stock.

    For purposes of this table, a person is considered to 'beneficially own' any shares if such person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has (or has the right to acquire within 60 days after April 21, 2005) sole or shared power (i) to vote or to direct the voting of such shares or (ii) to dispose or to direct the disposition of such shares. Unless otherwise indicated, voting power and investment power are exercised solely by the named person or shared with members of his household.

                                                                   COMMON STOCK
                                                                BENEFICIALLY OWNED
                                                              ----------------------
                      NAME AND ADDRESS                         NUMBER     PERCENT(1)
                      ----------------                         ------     ----------
Stuart A. Rose(2)...........................................  3,167,905      24.2%
  2875 Needmore Road
  Dayton, Ohio 45414

Lawrence Tomchin(3) ........................................    775,919       6.5%
  2875 Needmore Road
  Dayton, Ohio 45414

Robert Davidoff(4) .........................................    288,516       2.6%
  900 Third Avenue, 33rd Floor
  New York, New York 10022

Edward M. Kress(5) .........................................    176,805       1.6%
  1100 Courthouse Plaza S.W.
  Dayton, Ohio 45402

Lee Fisher(6) ..............................................     50,113      *
  Western Reserve Building
  4500 Euclid Avenue
  Cleveland, Ohio 44103

Charles A. Elcan(7) ........................................      4,964      *
  3100 West End Avenue, Suite 800
  Nashville, Tennessee 37203

David S. Harris(8) .........................................      1,642      *
  24 Avon Road
  Bronxville, New York 10708

Douglas L. Bruggeman(9) ....................................    233,000       2.1%
  2875 Needmore Road
  Dayton, Ohio 45414

All directors and executive officers as a group
  (8 persons)(10)...........................................  4,698,864      32.7%

FMR Corp.(11)  .............................................  1,400,000      12.6%
  82 Devonshire Street
  Boston, Massachusetts 02109

                                                  (table continued on next page)

(table continued from previous page)

                                                                   COMMON STOCK
                                                                BENEFICIALLY OWNED
                                                              ----------------------
                      NAME AND ADDRESS                         NUMBER     PERCENT(1)
                      ----------------                         ------     ----------
Dimensional Fund Advisors Inc.(12) .........................    932,492       8.4%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401

Royce & Associates, LLC(13).................................    764,000       6.9%
  1414 Avenue of the Americas
  New York, New York 10019

Investment Counselors of Maryland, LLC(14)..................    613,900       5.5%
  803 Cathedral Street
  Baltimore, Maryland 21201-5297

---------

   * One percent or less.

 (1) Percentages are calculated on the basis of the number of shares outstanding on April 21, 2005 plus the number of shares issuable upon the exercise of options held by the person or group which are exercisable within 60 days after April 21, 2005.

 (2) Includes (i) 511,219 shares held by the Stuart Rose Family Foundation, an Ohio nonprofit corporation of which Mr. Rose is the sole member, chief executive officer and one of three members of the board of trustees, the other two being members of his immediate family and (ii) 1,991,350 shares issuable upon the exercise of options.

 (3) Includes 5,622 shares held by Mr. Tomchin's wife and 770,206 shares issuable upon the exercise of options.

 (4) Includes 105,744 shares issuable upon the exercise of options.

 (5) Includes 20,160 shares held by Mr. Kress as co-trustee of two trusts with respect to which Mr. Kress has shared voting and investment power, 4,775 shares held by Mr. Kress as trustee of two trusts for the benefit of his children and 105,744 shares issuable upon the exercise of options.

 (6) Includes 50,113 shares issuable upon the exercise of options.

 (7) Includes 4,964 shares issuable upon the exercise of options.

 (8) Includes 1,642 shares issuable upon the exercise of options.

 (9) Includes 229,250 shares issuable upon the exercise of options.

(10) Includes 3,259,013 shares issuable upon the exercise of options.

(11) Based on a Schedule 13G filing dated February 14, 2003. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, is the beneficial owner of 1,400,000 shares of Common Stock of the Company as a result of acting as investment adviser to various registered investment companies. One investment company, Fidelity Low Priced Stock Fund, owns 1,400,000 shares. Edward C. Johnson 3d (Chairman of FMR Corp.), FMR Corp., through its control of Fidelity Management & Research Company, and the funds each has sole power to dispose of the 1,400,000 shares owned by the funds, while the sole power to vote

                                              (footnotes continued on next page)

(footnotes continued from previous page)

     or direct the voting of the shares owned directly by the Fidelity funds resides with the funds' boards of trustees.

(12) Based on a Schedule 13G filing dated February 9, 2005. Dimensional Fund Advisors Inc., a registered investment adviser, furnishes investment advice to four registered investment companies and serves as investment manager to certain other commingled group trusts and separate accounts. In its role as investment adviser or manager, Dimensional Fund Advisors Inc. has sole power to vote and dispose of 932,492 shares owned by these funds. Dimensional Fund Advisors Inc. disclaims beneficial ownership of all such shares.

(13) Based on a Schedule 13G filing dated February 2, 2005. Royce & Associates, LLC, a registered investment adviser, has sole power to vote or direct the voting and sole power to dispose or direct the disposition of 764,000 shares.

(14) Based on a Schedule 13G filing dated February 4, 2005. All shares of Common Stock are owned by various investment advisory clients of Investment Counselors of Maryland, Inc., which is deemed to be a beneficial owner of those shares due to its discretionary power to make investment decisions over such shares for its clients and its ability to vote such shares. Investment Counselors of Maryland, Inc. has sole power to vote 479,900 shares, shared power to vote 134,000 shares and sole power to dispose of 613,900 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports of ownership and changes of ownership of the Company's Common Stock with the Securities and Exchange Commission. The Company believes that during fiscal 2004 all filing requirements applicable to its directors and executive officers were met.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Rex Radio and Television, Inc. leases 10,000 square feet for a store in a strip shopping center in Beavercreek, Ohio, from Stuart Rose/Beavercreek, Inc. under a net lease dated December 12, 1994. The shareholders of Stuart Rose/Beavercreek, Inc. are Stuart A. Rose and Lawrence Tomchin. The lease was renewed for a five year term effective January 31, 2005 pursuant to the terms of the lease. Base rent is $92,500 per year for the renewal term. Rex Radio and Television, Inc. also paid Stuart Rose/Beavercreek, Inc. $31,311 under the lease in fiscal 2004 for its pro rata portion of common area maintenance, real estate taxes and utilities.

    During fiscal 2004, the Company paid the law firm of Chernesky, Heyman & Kress P.L.L., of which Edward M. Kress is a partner, a total of $438,494 for legal services.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Deloitte & Touche LLP served as the Company's independent public accountants for the fiscal year ended January 31, 2005, and has served in that capacity since 2002. It is anticipated that representatives of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions from shareholders and to make a statement if they desire to do so.

    The Board of Directors of the Company annually appoints the independent public accountants for the Company after receiving the recommendations of its Audit Committee. No recommendation of the Audit Committee has been made concerning the appointment of independent public accountants for the fiscal year ending January 31, 2006.

AUDIT AND NON-AUDIT FEES

    The following table sets forth the aggregate fees billed to the Company for the fiscal years ended January 31, 2005 and 2004 by Deloitte & Touche LLP:

                                                               FISCAL     FISCAL
                                                                2004       2003
                                                                ----       ----
Audit Fees(1)...............................................  $487,103   $175,950
Audit-Related Fees(2).......................................    48,170     20,500
Tax Fees(3).................................................   159,490     76,975
All Other Fees(4)...........................................        --         --
                                                              --------   --------
    Total...................................................  $694,763   $273,425
                                                              --------   --------
                                                              --------   --------

---------

(1) Audit Fees consist of fees billed for professional services rendered for the audit of the Company's annual financial statements and review of the interim financial statements included in the Company's quarterly reports and services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements. This category included fees related to the audit of the Company's internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act.

(2) Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under 'Audit Fees.' This category included fees related to the audit of the financial statements of the Company's employee benefit plan and Sarbanes-Oxley readiness and advisory services.

(3) Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.

(4) All Other Fees consist of fees for products and services other than services reported above.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

    The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent public accountants. The Audit Committee will generally pre-approve a list of specific services and categories of services, including audit, audit-related, tax and other services, for the upcoming or current fiscal year, subject to a specified dollar limit. Any material service not included in the approved list of services, and all services in excess of the pre-approved dollar limit, must be separately pre-approved by the Audit Committee. The independent public accountants and manage-ment are required to periodically report to the Audit Committee all services performed and fees charged to date by the independent public accountants pursuant to the pre-approval policy. None of the fees billed by the independent public accountants for Audit-Related, Tax and Other Services described above were approved by the Audit Committee after the services were rendered pursuant to the de minimus exception under SEC rules.

                                 OTHER BUSINESS

SOLICITATION OF PROXIES

    The Company will bear the entire expense of this proxy solicitation. Arrangements will be made with brokers and other custodians, nominees and fiduciaries to send proxy solicitation materials to their principals and the Company will, upon request, reimburse them for their reasonable expenses in so doing. Officers and other regular employees of the Company may solicit proxies by mail, in person or by telephone.

OTHER MATTERS

    The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those mentioned above. However, if other matters should properly come before the Annual Meeting or any adjournments thereof, the proxy holders will vote the proxies thereon in their discretion.

SHAREHOLDER PROPOSALS

    Proposals by shareholders intended to be presented at the Company's 2006 Annual Meeting of Shareholders must, in accordance with applicable regulations of the Securities and Exchange Commission, be received by the Secretary of the Company at 2875 Needmore Road, Dayton, Ohio 45414 on or before December 29, 2005 in order to be considered for inclusion in the Company's proxy materials for that meeting. Shareholder proposals intended to be submitted at the 2006 Annual Meeting outside the processes of Rule 14a-8 will be considered untimely under Rule 14a-4(c)(1) if not received by the Company at its corporate offices on or before March 14, 2006. If the Company does not receive timely notice of such proposal, the proxy holders will vote on the proposal, if presented at the meeting, in their discretion.

    Shareholder recommendations for director candidates must be received by the Nominating/Corporate Governance Committee at the Company's corporate offices on or before December 29, 2005 to be considered for nomination in connection with the 2006 Annual Meeting. Names submitted after this deadline will not be considered.

                                          By Order of the Board of Directors

                                          EDWARD M. KRESS

                                          EDWARD M. KRESS
                                          Secretary

April 28, 2005
Dayton, Ohio

                                                                      Appendix 1

PROXY

                             REX STORES CORPORATION

                    Proxy for Annual Meeting of Shareholders
                                  May 26, 2005

     The undersigned hereby appoints Stuart A. Rose and Lawrence Tomchin and each of them proxies for the undersigned, with full power of substitution, to vote all the shares of Common Stock of REX STORES CORPORATION, a Delaware corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 26, 2005, at 2:00 p.m. and any adjournments thereof.

                (Continued, and to be signed, on the other side)

                        ANNUAL MEETING OF SHAREHOLDERS OF

                             REX STORES CORPORATION

                                  May 26, 2005

                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.

___  Please detach along perforated line and mail in the envelope provided.  ___

------------------------------------------------------------------------------------------------------

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK
                                         INK AS SHOWN HERE [X]
------------------------------------------------------------------------------------------------------

1.  ELECTION OF DIRECTORS:                           2.   IN THEIR DISCRETION the proxies are
                                                          authorized to vote upon such other business
                              NOMINEES:                   as may properly come before the Meeting.
[ ] FOR ALL NOMINEES          [ ] Stuart A. Rose
                              [ ] Lawrence Tomchin   This proxy is solicited on behalf of the Board of
[ ] WITHHOLD AUTHORITY        [ ] Robert Davidoff    Directors and will be voted as directed herein. If
    FOR ALL NOMINEES          [ ] Edward M. Kress    no direction is given, this proxy shall be voted
                              [ ] Lee Fisher         FOR Proposal 1.
[ ] FOR ALL EXCEPT            [ ] Charles A. Elcan
    (See Instructions below)  [ ] David S. Harris

INSTRUCTION: To withhold authority to vote for
any individual nominee(s), mark "FOR ALL EXCEPT"
and fill in the circle next to each nominee you
wish to withhold, as shown here: [ ]
--------------------------------------------------

--------------------------------------------------
To change the address on your account, please
check the box at right and indicate your new
address in the address space above. Please    [ ]
note that changes to the registered name(s)
on the account may not be submitted via this
method.
--------------------------------------------------

Signature of Shareholder                     Date:           Signature of Shareholder                     Date:
                         -------------------       ---------                          -------------------       ---------

      Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.